Exhibit 10.3

FIRST AMENDMENT TO

DYNEGY INC. RESTORATION 401(k) SAVINGS PLAN

WHEREAS, Dynegy Inc. (the “Company”) has adopted the Dynegy Inc. Restoration 401(k) Savings Plan (the “Plan”); and

WHEREAS, the Company desires to amend the Plan to clarify treatment of an interest credit to reflect more clearly the Company’s intended Plan design;

NOW THEREFORE, the Plan shall be amended as follows, effective as of June 1, 2008:

1.     The last sentence of Article 4 of the Plan shall be deleted, and the following new sentence shall be substituted therefor:

“A Participant’s Matching Allocation for a Plan Year shall be increased in the amount of six percent of the Matching Allocation for the Plan Year.”

2.     Capitalized terms used but not defined herein shall have the meanings attributed to such terms in the Plan.

3.	As amended hereby, the Plan is specifically ratified and reaffirmed.

IN WITNESS WHEREOF, the undersigned has caused these presents to be executed this 8th day of July 2008.

DYNEGY INC.

By:	/s/ Julius Cox

Julius Cox,

Chairman of Benefit Plans Committee and VP of HR